Exhibit 10.2

EXECUTION COPY

AMENDED AND RESTATED GUARANTEE AGREEMENT

THIS AMENDED AND RESTATED GUARANTEE AGREEMENT (as amended, modified, waived, supplemented, extended, restated or replaced from time to time, this “Guarantee”), is made as of the 7th day of April, 2009, by GRAMERCY CAPITAL CORP., a Maryland corporation (together with its successors and permitted assigns, “Parent”), as a guarantor, GKK CAPITAL LP, a Delaware limited partnership (together with its successors and permitted assigns, “GKK Capital”), as a guarantor, GRAMERCY INVESTMENT TRUST, a Maryland real estate investment trust (together with its successors and permitted assigns, “Gramercy REIT”), as a guarantor, GKK TRADING CORP., a Delaware corporation (together with its successors and permitted assigns, “GTC”, and, together with Parent, GKK Capital, Gramercy REIT and any other Person that becomes a guarantor under this Guarantee, the “Guarantors”), as a guarantor, for the benefit of the several banks and other financial institutions as are, or may from time to time become parties to the Credit Agreement (as defined below) (each, together with its successors and assigns, a “Lender” and, collectively, the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, together with its successors and assigns, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement (defined below).

RECITALS:

WHEREAS, under and subject to the terms of the Credit Agreement, dated as of July 18, 2008 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Credit Agreement”), by and among Gramercy Warehouse Funding I LLC, a Delaware limited liability company (together with its successors and permitted assigns, “GWF-I”), as a borrower, GKK Trading Warehouse I LLC, a Delaware limited liability company (together with its successors and permitted assigns, “GKK Trading” and together with GWF-I and any other Person that becomes a borrower under the Credit Documents, the “Borrowers”), as a borrower, the Guarantors, the Lenders and the Administrative Agent, the Borrowers and the Lenders have agreed that the Lenders may make certain loans to the Borrowers subject to the terms and conditions of the Credit Agreement;

WHEREAS, in connection with the execution and delivery of the Credit Agreement, Guarantors executed and delivered to the Administrative Agent a Guarantee Agreement dated as of July 22, 2008 (the “Existing Guarantee”);

WHEREAS, Parent is the sole general partner and the 99% owner of the Class A limited partnership interests of GKK Capital, and the holder of 100% of the direct or indirect common equity interests in each of GTC and Gramercy REIT;

WHEREAS, as of the date hereof the Credit Parties and the Administrative Agent are entering into Amendment No. 2 to the Credit Agreement (“Amendment No. 2”);

WHEREAS, the Guarantors will benefit directly or indirectly from the transactions contemplated under Amendment No. 2;

WHEREAS, in connection with Amendment No. 2 to the Credit Agreement the parties desire to amend and restate the Existing Guarantee as set forth herein;

WHEREAS, it was a condition precedent to the effectiveness of the Credit Agreement that each Guarantor shall have executed and delivered this Guarantee in connection with each of the representations, warranties, covenants, indemnities (including but not limited to any indemnification for environmental conditions) and Obligations of the Borrowers with respect to the Administrative Agent and the Lenders under each of the Credit Documents (collectively, the “Guarantee Obligations”); and

WHEREAS, the Guarantors and the Administrative Agent have agreed to amend and restate the Existing Guarantee to, among other things, reflect the limitations provided for in Section 2 below.

NOW, THEREFORE, based upon the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor, intending to be legally bound, hereby agrees as follows:

1.             Amendment and Restatement; Defined Terms.  This Guarantee amends, restates and replaces the Existing Guarantee in its entirety.  Notwithstanding the foregoing or any other provision of this Guarantee, if either of the events set forth in Section 2(b)(i) and (ii) below occur at any time within ninety (90) days of the Amendment Effective Date, this Guarantee, at the Administrative Agent’s option, shall be rendered null and void and the Existing Guarantee shall be reinstated in its original form.  The following terms are defined for purposes of this Guarantee as follows:

(a)           “Consolidated Subsidiaries” shall mean any Subsidiary of Parent, or any other entity, which is consolidated with Parent in accordance with GAAP or which is required under GAAP to be consolidated with Parent.

(b)           “Pledged Collateral” shall have the meaning assigned thereto in the Pledge Agreement.

2.             Guarantee of Payment and Performance.

(a)           Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders the prompt and complete payment and performance by each Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations, provided that the Guarantors shall have no liability hereunder and under the other Credit Documents other than as specifically stated and in the maximum amounts set forth in Sections 2(b) and (c) below.

(b)           The liability of the Guarantors hereunder and under the Credit Documents shall be in the full amount of the Guarantee Obligations, if, at any time within ninety (90) days of the Amendment Effective Date:

(i)            a voluntary bankruptcy or insolvency proceeding is commenced by any Borrower or Guarantor under the U.S. Bankruptcy Code or any similar federal or state law; or

(ii)           an involuntary bankruptcy or insolvency proceeding is commenced against any Borrower or any Guarantor under the U.S. Bankruptcy Code or any similar federal or state law and an order for relief is entered in such proceeding (whether or not such order for relief is entered within such ninety (90) day period).

(c)           Except as provided in the preceding clauses (a) and (b), the maximum liability of the Guarantors hereunder and under the Credit Documents shall in no event exceed an amount equal to $10,000,000 in the event of:

(i)            a voluntary bankruptcy or insolvency proceeding is commenced by any Borrower, 2 Herald Mezz or 885 Third Mezz under the U.S. Bankruptcy Code or any similar federal or state law but only, in the case of 2 Herald Mezz or 885 Third Mezz, until such time as the Guarantee Release Event or the Guarantee Release Event – 2 Herald Mezz, as applicable, has occurred;

(ii)           an involuntary bankruptcy or insolvency proceeding is commenced against any Borrower, 2 Herald Mezz or 885 Third Mezz under the U.S. Bankruptcy Code or any similar federal or state law and an order for relief is entered in such proceeding but only, in the case of 2 Herald Mezz or 885 Third Mezz, until such time as the Guarantee Release Event or the Guarantee Release Event – 2 Herald Mezz, as applicable, has occurred;

(iii)          any Act of Insolvency not described by the immediately preceding clauses (i) or (ii) above (other than an Act of Insolvency described in clause (v) of the definition thereof consisting only of an admission by a Borrower of its inability to pay its debts when due) occurs with respect to any Person identified in such clauses, but only, in the case of 2 Herald Mezz or 885 Third Mezz, until such time as the Guarantee Release Event or the Guarantee Release Event - 2 Herald Mezz, as applicable, has occurred;

(iv)          fraud or intentional misrepresentation by any Borrower, any Guarantor, 2 Herald Mezz or 885 Third Mezz in connection with the execution and the delivery of the Amendment No. 2, this Guarantee or any other Credit Document;

(v)           any material breach by the Borrowers of the separateness covenants contained in Section 5.23 of the Credit Agreement, other than with respect to a Past Disclosed Separateness Issue;

(vi)          any breach by the Borrowers of the covenant contained in 6.4 of the Credit Agreement; or

(vii)         in the event of any bankruptcy or insolvency proceeding of any of the Guarantors (or any of their Affiliates), the assets of any Borrower are successfully claimed or otherwise recovered by such Guarantor’s (or any of their Affiliates) bankruptcy estate in connection with such proceeding in any manner for any reason.

For purposes of clause (v) above, “Past Disclosed Separateness Issue” means the separateness covenant issues disclosed on Schedule 2(d).

(d)           In addition to the foregoing and notwithstanding any limitation on liability set forth in subsections (a), (b) or (c) above, Guarantors shall be jointly and severally liable for any actual losses, damages, costs or expense incurred by the Administrative Agent or the Lenders resulting from any material breach by the Guarantors of any of the representations, warranties or covenants contained in any Credit Document (including without limitation reasonable legal fees and other costs of enforcement), in each case to the extent adversely affecting any Borrower’s properties or any Collateral; provided, however, that unless knowing, willful or fraudulent, the Guarantors shall have no liability with respect to (x) the breach of any representation, warranty or covenant contained in Schedule 1.1(a) to the Credit Agreement with respect to a Mortgage Asset, (y) the breach of any representations, warranties and covenants relating to Environmental Matters or (z) any indemnity for costs incurred in connection with the violation of any Environmental Matters, or any Indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Materials of Environmental Concern.

The provisions of this Section 2(d) are also subject to the following understanding concerning interest and principal of the Loans:  (i) in this Section 2(d), “actual losses, damages, costs and expenses” shall not include interest or principal of the Loans with respect to any breach occurring on or after the Amendment Effective Date; and (ii) with respect to any breach to which this Section 2(d) applies that occurred prior to the Amendment Effective Date, the calculation of the actual losses, damages, costs or expenses incurred by the Administrative Agent or the Lenders resulting from such breach may include losses, costs, damages and expenses resulting from the Administrative Agent’s failure to receive amounts that were owed by the Borrower or to realize amounts from the Collateral that would have been applied to pay interest and principal of the Loans.

Notwithstanding the fact that the Guarantors are party to the Credit Agreement, any payment obligation of the Guarantors with respect to any asserted violation or breach of any provision of the Credit Agreement prior to the date hereof and as set forth in Schedule 2(d) shall be limited to the indemnity set forth in the preceding paragraph.

(e)           Nothing herein (including, without limitation, subsections (a), (b) or (c) above) shall be deemed to be a waiver of any right which the Administrative Agent or any Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim against any of the Borrowers or to the extent of a consolidation of the Borrower’s assets with those of any Guarantor(s), such Guarantor(s), for the full amount of the Indebtedness secured by the Credit Agreement or to require that all Collateral shall continue to secure all of the Indebtedness owing to the Lenders and the Administrative Agent in accordance with the Credit Agreement or any other Credit Documents.

(f)            Notwithstanding the limitations set forth in subsections 2(a), (b) or (c) above, each Guarantor hereby agrees to pay all reasonable costs, fees and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent or the Lenders in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guarantee Obligations and/or enforcing any rights with respect to, or collecting against, any Guarantor under this Guarantee.  The obligations contained in this Section 2(f) shall survive the termination of this Guarantee.

(g)           No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full, subject to the limitations set forth in subsections 2(a), (b) or (c) above.

(h)           Each Guarantor agrees that whenever, at any time, or from time to time, any Guarantor shall make any payment to the Administrative Agent for the ratable benefit of the Lenders on account of such Guarantor’s liability hereunder, such Guarantor will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

3.             Release of Collateral, Parties Liable, etc.

Each Guarantor agrees that (a) any or all of the Collateral, the Pledged Collateral and other collateral, security and Property now or hereafter held for the Guarantee or the Guarantee Obligations may be exchanged, released, terminated, modified, sold, assigned, participated, pledged, compromised, surrendered or otherwise transferred or disposed of from time to time; (b) except as expressly set forth in the Credit Documents, the Administrative Agent and the Lenders shall have no obligation to protect, perfect, secure or insure any Collateral, the Pledged Collateral or any collateral, security, Property, Liens, interests or encumbrances now or hereafter held for the Guarantee or the Guarantee Obligations or the Properties subject thereto; (c) the time, place, manner or terms of payment of the Guarantee Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrowers, the Pledgors, the other Credit Parties and other Persons may be granted indulgences generally; (e) any of the provisions of the Credit Agreement and the other Credit Documents and the Guarantee Obligations may be modified, amended, waived, supplemented, replaced or restated from time to time; (f) any party liable for the payment of the Guarantee Obligations, including, without limitation, other guarantors, may be granted indulgences or released; and (g) any deposit balance for the credit of the Borrowers or any other Person liable for the payment of the Guarantee Obligations, including, without limitation, other guarantors, or liable upon any security therefor, may be released, in whole or in part, at, before and/or after the stated, extended or accelerated maturity of the Guarantee Obligations, all of the foregoing in clauses (a) through (g) without notice to or further assent by such Guarantor, who shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence, release or other act.

4.             Waiver of Rights.

Each Guarantor expressly waives:  (a) notice of acceptance of this Guarantee by the Administrative Agent, the Lenders or any other Guarantor and of all extensions of credit, loans or advances to or purchases from the Borrowers by the Administrative Agent or the Lenders; (b) presentment and demand for payment of any of the Guarantee Obligations; (c) protest and notice of dishonor or of default to such Guarantor or to any other Person with respect to the Guarantee Obligations or with respect to any collateral, security or Property therefor; (d) notice of the Administrative Agent or the Lenders obtaining, amending, substituting for, releasing, waiving, modifying, extending, replacing or restating all or any portion of the Guarantee Obligations, the Credit Agreement, any other Credit Document, other guarantees or any Lien now or hereafter securing the Guarantee Obligations or the Guarantee, or the Administrative Agent or the Lenders subordinating, compromising, discharging, terminating or releasing such Liens; (e) notice of the execution and delivery by the Borrowers, the Administrative Agent, the Lenders or any other Person of any other loan, purchase, credit or security agreement or document or of the Borrowers’ or such other Person’s execution and delivery of any promissory notes or other documents arising under or in connection with the Credit Documents or in connection with any purchase of the Borrowers’ or such other Person’s Property or assets; (f) notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects or other affairs of the Borrowers or any other Person; (g) notice of the occurrence of any breach by the Borrowers, the Pledgors, any other Credit Party or any other Person or of any Event of Default; (h) notice of the Administrative Agent’s or the Lenders’ transfer, disposition, assignment, sale, pledge or participation of the Guarantee Obligations, the Collateral, the Pledged Collateral, the Credit Documents, the Mortgage Loan Documents, or any collateral, security or Property for the Guarantee or the Guarantee Obligations or any portion of the foregoing; (i) notice of the sale or foreclosure (or posting or advertising for sale or foreclosure) of all or any portion of any Collateral, the Pledged Collateral or any collateral, security or Property for the Guarantee or the Guarantee Obligations; (j) notice of the protest, proof of non–payment or default by the Borrowers or any other Person; (k) any other action at any time taken or omitted by the Administrative Agent or the Lenders, and, generally, all demands and notices of every kind in connection with this Guarantee, the Credit Documents, the Guarantee Obligations, the Collateral, the Pledged Collateral, any collateral, security or Property for the Guarantee or the Guarantee Obligations, the Mortgage Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guarantee or the Guarantee Obligations and the obligations hereby guaranteed; (l) all other notices to which the Guarantor might otherwise be entitled; (m) demand for payment under this Guarantee; and (n) any right to assert against the Administrative Agent or the Lenders, as a defense, counterclaim, set–off or cross–claim, any defense (legal or equitable), set–off, counterclaim or claim of any kind or nature whatsoever that the Guarantor may now or hereafter have against the Administrative Agent or the Lenders (other than payment in full of the Guarantee Obligations), the Borrowers or any other Person.  It shall not be necessary for the Administrative Agent or the Lenders (and each Guarantor hereby waives any rights which such Guarantor may have to require the Administrative Agent or the Lenders), in order to enforce the obligations of each Guarantor hereunder, to (i) institute suit, enforce its rights or exhaust its remedies against the Borrowers, the Pledgors, any other Credit Party, others liable on the Guarantee Obligations, the Obligors or any other Person, (ii) enforce the Administrative Agent’s or the Lenders’ rights or exhaust its remedies under or with respect to the Mortgage Loan Documents and the collateral and Property secured thereby, the Collateral, the Pledged Collateral or any collateral, security or Property which shall ever have been given to secure the Guarantee or the Guarantee Obligations, (iii) enforce the Administrative Agent’s or the Lenders’ rights against any other guarantors of the Guarantee Obligations, (iv) join the Borrowers, others liable on the Guarantee Obligations or any other Person in any action seeking to enforce this Guarantee, (v) mitigate damages or take any other action to reduce, collect or enforce the Guarantee Obligations or (vi) resort to any other means of obtaining payment of the Guarantee Obligations.

5.             Guarantee Absolute and Unconditional.

The obligations of each Guarantor under this Guarantee are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under the Credit Agreement and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 5 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrowers, the Pledgors, any other Guarantors or any other Credit Party or whether the Borrowers, the Pledgors, the other Guarantors or any other Credit Party are joined in any such action or actions.  The validity of this Guarantee, the obligations of each Guarantor hereunder and the Administrative Agent’s and the Lenders’ rights and remedies for the enforcement of the foregoing shall in no way be terminated, abated, reduced, released, modified, changed, discharged, diminished, affected, limited or impaired in any manner whatsoever by the happening from time to time of any event or condition of any kind whatsoever, including, without limitation, any of the following (and each Guarantor hereby waives any common law, equitable, statutory, constitutional, regulatory or other rights (including rights to notice) which such Guarantor might have as a result of or in connection with any of the following):  (a) the assertion or non–assertion by the Administrative Agent or the Lenders of any of the rights or remedies available to the Administrative Agent or the Lenders pursuant to the provisions of the Credit Documents, the Mortgage Loan Documents or pursuant to any Requirement of Law; (b) the waiver by the Administrative Agent or the Lenders of, or the failure of the Administrative Agent or the Lenders to enforce, or the lack of diligence by the Administrative Agent or the Lenders in connection with, the enforcement of any of its rights or remedies under the Credit Documents, the Mortgage Loan Documents, the Collateral, the Pledged Collateral or any collateral, security or Property for the Guarantee or the Guarantee Obligations; (c) the granting by the Administrative Agent or the Lenders of (or failure by the Administrative Agent or the Lenders to grant) any indulgence, forbearance, adjustment, compromise, consent, approval, waiver or extension of time; (d) the occurrence of any Default or Event of Default under the Credit Agreement, or the occurrence of any similar event (howsoever described) under any agreement or instrument referred to therein; (e) any delay, failure or inability of any Borrower, Pledgor, Guarantor or any other Credit Party in respect of any of the Guarantee Obligations to perform, willful or otherwise, any provision of the Credit Agreement beyond any applicable cure periods; (f) any action or failure to act by the Administrative Agent or the Lenders that adversely affects any Guarantor’s right of subrogation arising by reason of any performance by such Guarantor of this Guarantee; (g) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, any Borrower, Pledgor, Guarantor, other Credit Party or any other Person for any reason whatsoever, including any suit or action in any way disaffirming, repudiating, rejecting or otherwise calling into question any issue, matter or thing in respect of the Credit Agreement; (h) any lack or limitation of status or of power, incapacity or disability of any Borrower, the Pledgor, Guarantor or any other Credit Party in respect of any of the Guarantee Obligations; (i) the exercise by the Administrative Agent or the Lenders of or failure to exercise any so–called self–help remedies; (j) any act, omission or condition that might in any manner or to any extent vary, alter, increase, extend or continue the risk to such Guarantor or might otherwise operate as a discharge or release of such Guarantor under Requirements of Law; (k) any full or partial release or discharge of or accord and satisfaction with respect to liability for the Guarantee Obligations, or any part thereof, of the Borrowers, the Guarantors, the Pledgors, any other Credit Party, any co–guarantors or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guarantee Obligations, or any part thereof; (l) the impairment, modification, change, release, discharge or limitation of the liability of the Borrowers, the Guarantors, the Pledgors, any other Credit Party, any Obligor or any Person liable for or obligated on the Guarantee Obligations, or any of their estates in bankruptcy, resulting from or pursuant to the bankruptcy or insolvency of any of the foregoing or the application of the Insolvency Laws or of or any decision of any court of the United States or any state thereof; (m) any present or future Requirements of Law or order of any Governmental Authority (de jure or de facto) purporting to reduce, amend or otherwise affect the Guarantee Obligations or to vary any terms of payment, satisfaction or discharge thereof; (n) the waiver, compromise, settlement, release, extension, acceleration, amendment, change, modification, substitution, replacement, reduction, increase, alteration, rearrangement, renewal or termination of the terms of the Guarantee Obligations, the Credit Documents, the Collateral, the Pledged Collateral, any collateral, security or Property for the Guarantee or the Guarantee Obligations, the Mortgage Loan Documents, any or all of the obligations, covenants or agreements of the Borrowers, the Pledgors, the other Credit Parties, the Obligors or any other Person under the Credit Documents or Mortgage Loan Documents (except by satisfaction in full of all Guarantee Obligations) or of the Guarantors under this Guarantee and/or any failure of the Administrative Agent or the Lenders to notify the Guarantors of any of the foregoing; (o) the extension of the time for satisfaction, discharge or payment of the Guarantee Obligations or any part thereof owing or payable by the Borrowers or any other Person under the Credit Documents or of the time for performance of any other obligations, covenants or agreements under or arising out of this Guarantee or the extension or renewal of any thereof; (p) any existing or future offset, claim or defense (other than payment in full of the Guarantee Obligations) of the Borrowers or any other Person against the Administrative Agent or the Lenders or against payment of the Guarantee Obligations, whether such offset, claim or defense arises in connection with the Guarantee Obligations (or the transactions creating same) or otherwise; (q) the taking or acceptance or the existence of any other guarantee of or collateral, security or Property for the Guarantee Obligations in favor of the Administrative Agent, the Lenders or any other Person specified in the Credit Documents or the enforcement or attempted enforcement of such other guarantee, collateral, security or Property; (r) any sale, lease, sublease or transfer of or Lien on all or a portion of the assets or Property of the Borrowers, the Pledgors, the Guarantors or any other Credit Party, or any changes in the shareholders, partners or members of the Borrowers, the Pledgors, the Guarantors or any other Credit Party, or any reorganization, consolidation or merger of the Borrowers, the Pledgors, the Guarantors or any other Credit Party; (s) any consolidation or amalgamation of the

Borrowers, the Pledgors, the Guarantors or any other Credit Party with, any merger of the Borrowers, the Pledgors, the Guarantors or any other Credit Party with or into, or any transfer by the Borrowers, the Pledgors, the Guarantors or any other Credit Party of all or substantially all their assets to, another Person, any change in the legal or beneficial ownership of ownership interests issued by the Borrowers, the Pledgors, the Guarantors or any other Credit Party, or any other change whatsoever in the objects, capital structure, constitution or business of the Borrowers, the Pledgors, the Guarantors or any other Credit Party; (t) the invalidity, illegality or unenforceability of all or any part of the Guarantee Obligations, the Credit Documents, the Collateral, the Pledged Collateral, any collateral, security or Property for the Guarantee or the Guarantee Obligations, the Mortgage Loan Documents or any document or agreement executed in connection with the foregoing, for any reason whatsoever, including, without limitation, the fact that (1) the Guarantee Obligations, or any part thereof, exceeds the amount permitted by Requirements of Law or violates usury laws, (2) the act of creating the Guarantee Obligations, the Mortgage Assets, the Collateral, the Pledged Collateral, any collateral, security or Property for the Guarantee or the Guarantee Obligations or any part of the foregoing is ultra vires, (3) the officers or representatives executing the Mortgage Loan Documents or Credit Documents or otherwise creating the Guarantee Obligations, the Mortgage Assets, the Collateral, the Pledged Collateral or any collateral, security or Property for the Guarantee or the Guarantee Obligations acted in excess of their authority, (4) the Borrowers, the Pledgors, any other Credit Party, any Obligor or any other Person has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guarantee Obligations wholly or partially uncollectible, (5) the creation, performance or repayment of the Guarantee Obligations, the Mortgage Assets, the Collateral, the Pledged Collateral or any collateral, security or Property for the Guarantee or the Guarantee Obligations (or the execution, delivery and performance of any Credit Document, Mortgage Loan Document or document or instrument representing part of the Guarantee Obligations, the Mortgage Assets, the Collateral, the Pledged Collateral, any collateral, security or Property for the Guarantee or the Guarantee Obligations or executed in connection with the Guarantee Obligations, the Mortgage Assets, the Collateral, the Pledged Collateral or any collateral, security or Property for the Guarantee or the Guarantee Obligations, or given to secure the repayment of the Guarantee Obligations, the Mortgage Assets or the other Collateral) is illegal, uncollectible or unenforceable or (6) any Mortgage Loan Document, any Credit Document or any other document, agreement or instrument has been forged or otherwise is irregular or not genuine or authentic; (u) any release, termination, sale, pledge, participation, transfer, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of the Collateral, the Pledged Collateral or any collateral, security or Property at any time existing in connection with, or assuring or securing payment of, all or any part of the Guarantee or the Guarantee Obligations; (v) the failure of the Administrative Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of the Collateral, the Pledged Collateral or any other collateral, security or Property for the Guarantee or the Guarantee Obligations, including, but not limited to, any neglect, delay, omission, failure or refusal of the Administrative Agent or the Lenders (1) to take or prosecute any action for the collection of any of the Guarantee Obligations, the Pledged Collateral, any Collateral or any collateral, security or Property for the Guarantee or the Guarantee Obligations, (2) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose, upon any Collateral, the Pledged Collateral or any security, collateral or Property for the Guarantee or Guarantee Obligations, or (3) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guarantee Obligations; (w) the fact that the Collateral, the Pledged Collateral or any collateral, security, Property or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guarantee or the Guarantee Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; (x) any payment by the Borrowers or any other Person to the Administrative Agent or the Lenders is held to constitute a preference under Insolvency Laws, or for any reason the Administrative Agent or the Lenders are required to refund such payment or pay such amount to any such Borrower or other Person; or (y) any event or action that would, in the absence of this Section 5, result in the full or partial release, discharge or relief of such Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee or any other agreement, whether or not such event or action increases the likelihood that such Guarantor will be required to pay the Guarantee Obligations pursuant to the terms hereof or thereof and whether or not such event or action prejudices such Guarantor, it being the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guarantee Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly or expressly described herein, which obligation shall be deemed satisfied only upon the full and final indefeasible payment and satisfaction of the Guarantee Obligations.

6.             Primary Liability of the Guarantors.

Without limiting the foregoing provisions, each Guarantor agrees that this Guarantee may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any of the Credit Documents, the Collateral, the Pledged Collateral or any collateral, security or Property now or hereafter securing the Guarantee or the Guarantee Obligations or otherwise, and each Guarantor hereby waives the right to require the Administrative Agent or the Lenders to proceed against the Borrowers, the Pledgors, any other Credit Party, any Obligor or any other Person (including a co–guarantor) or to require the Administrative Agent or the Lenders to pursue any other remedy or enforce any other right.  Each Guarantor further agrees that such Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever against any Person, or any right of recourse to the Collateral, the Pledged Collateral or any collateral, security or Property for the Guarantee or the Guarantee Obligations, so long as any such Guarantee Obligations remain outstanding.  Each Guarantor further agrees that nothing contained herein shall prevent the Administrative Agent or the Lenders from suing on the Credit Agreement or any of the other Credit Documents or foreclosing its security interest in or Lien on any Collateral, the Pledged Collateral or any collateral, security or Property now or hereafter securing the Guarantee or the Guarantee Obligations or from exercising any other rights available to it under the Credit Agreement or any of the other Credit Documents or any other instrument of security if none of the Borrowers, the Pledgors, the Guarantors or any other Credit Party timely perform the obligations of the Borrowers, the Pledgors, all other Credit Parties or other Persons thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of such Guarantor’s obligations hereunder; it being the purpose and intent of each Guarantor that such Guarantor’s obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.  Each Guarantor recognizes, acknowledges and agrees that such Guarantor may be required to pay the Guarantee Obligations in full (subject to the limit set forth in Section 2) without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Guarantee on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guarantee Obligations, or that the Administrative Agent or the Lenders will look to other parties to pay or perform the Guarantee Obligations.  Each Guarantor recognizes, acknowledges and agrees that it is not entering into this Guarantee in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of the Collateral, the Pledged Collateral or any of the collateral, security or Property for the Guarantee or the Guarantee Obligations or of the validity, enforceability or collectability of this Guarantee against any other Guarantor.

7.             Payments.

Each Guarantor hereby agrees that the Guarantee Obligations will be paid to the Administrative Agent for the ratable benefit of the Lenders without set-off or counterclaim in U.S. Dollars at the address specified in writing by the Administrative Agent.

8.             Attorneys’ Fees and Costs of Collection.

Each Guarantor hereby agrees to pay all reasonable costs, fees and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent or the Lenders as provided in Section 2(f).

9.             Security Interests and Setoff.

Subject to the limitations set forth in Section 2, each Guarantor agrees that in the event any Guarantor fails to pay its obligations hereunder when due and payable under this Guarantee, the Administrative Agent and the Lenders shall be entitled to (a) any and all remedies available to it including, without limitation, all rights of setoff and (b) the benefit of all Liens heretofore, now and at any time or times hereafter granted by such Guarantor or any Borrower to the Administrative Agent and the Lenders, if any, to secure such Guarantor’s obligations hereunder.

10.          Term of Guarantee.

This Guarantee, subject to the limitations set forth in Section 2, shall continue in full force and effect until the Guarantee Obligations are fully and indefeasibly paid, performed and discharged and the Credit Documents are terminated.  This Guarantee covers the Guarantee Obligations whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by the Administrative Agent or the Lenders in stages or installments.  Notwithstanding the foregoing, this Guarantee shall continue to be effective, or be reinstated, as the case may be, and any payment of the Guarantee Obligations hereunder shall be reinstated, if at any time payment, or any part thereof, of any of the Guarantee Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or the Lenders as a preference, fraudulent conveyance or otherwise upon or in connection with an Insolvency, Act of Insolvency, Insolvency Proceeding, bankruptcy, dissolution, liquidation or reorganization with respect to the Borrowers or any other Person obligated on or for the Guarantee Obligations, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Borrowers or such other Person or any substantial part of such Borrowers’ or such other Person’s Property or assets, or otherwise, all as though such payments had not been made; provided that in the event payment of all or any part of the Guarantee Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, any legal fees and disbursements) incurred by the Administrative Agent or the Lenders in defending and enforcing such reinstatement shall be deemed to be included as a part of the Guarantee Obligations.

11.          Representations and Warranties.

(a)           Each Guarantor represents and warrants to, and covenants with, the Administrative Agent and the Lenders, as of the date of this Guarantee, and shall be deemed to restate as of each Borrowing Date, that:

(i)            it is duly organized, validly existing and in good standing as a corporation, limited partnership, limited liability company or real estate investment trust under the laws of the jurisdiction of its organization or formation, and is duly qualified to do business and is in good standing in all jurisdictions in which the character of its Property or assets, the nature of its business or the performance of its obligations under any agreement to which it is a party or is bound makes such qualification necessary, except for any failure to qualify outside of the jurisdiction of organization or formation that would not have a Material Adverse Effect;

(ii)      its execution and delivery of, performance under and compliance with this Guarantee will not violate its Authority Documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material Contractual Obligation, Indebtedness or Guarantee Obligation to which it is a party or by which it is bound;

(iii)     its execution and delivery of, performance under and compliance with this Guarantee will not violate any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon the Guarantor or any of its property or to which the Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by the Guarantor or of any agreement, instrument or other undertaking to which the Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

(iv)    the Guarantor has the legal capacity and the legal right to execute and deliver this Guarantee and to perform the Guarantor’s obligations hereunder;

(v)     it has the full power and authority to enter into and consummate all transactions contemplated by this Guarantee, has duly authorized the execution, delivery and performance of this Guarantee, and has duly executed and delivered this Guarantee;

(vi)    this Guarantee constitutes a valid, legal and binding obligation of such Guarantor, enforceable against it in accordance with the terms hereof, subject to (A) Insolvency Laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(vii)   it is not in violation of, and its execution and delivery of, performance under and compliance with this Guarantee shall not constitute a violation of, its Authority Documents, any Requirement of Law, any order or decree of any court or arbiter, or any order, regulation or demand of any Governmental Authority;

(viii)  no consent, approval, order or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(ix)     except as set forth in Schedule 2(d), no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of the Guarantor’s properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby;

(x)      to the knowledge of the Guarantor, none of the Guarantors, the Borrowers, the Pledgors, any other Credit Party or any principal, director, partner, manager or owner of the foregoing (other than unaffiliated minority owners of publicly traded common stock) has ever been convicted of a crime or is the subject of any currently pending or threatened criminal proceeding that, in any particular case or taken collectively, could have a Material Adverse Effect;

(xi)     except as disclosed in writing to the Administrative Agent prior to the date hereof, the Guarantor has filed or caused to be filed all tax returns which, to the knowledge of the Guarantor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against the Guarantor or any of the Guarantor’s Property and all other taxes, fees or other charges imposed on the Guarantor or any of the Guarantor’s Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings); no tax lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge;

(xii)    the Guarantor is not the subject of any Insolvency Proceeding;

(xiii)   the recitals to this Guarantee are true and correct; and

(xiv)   the Guarantor has received valuable consideration, fair value, fair consideration or reasonable equivalent value for the Guarantee Obligations, and the Guarantee Obligations (A) will not render the Guarantor not Solvent, (B) will not leave the Guarantor with an unreasonably small amount of capital to conduct its business, and (C) will not cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature.

(b)       Each Guarantor acknowledges and agrees that it is not relying on the Borrowers’ financial condition or collateral as an inducement to enter into this Guarantee.  Each Guarantor agrees that the Administrative Agent and the Lenders shall have no obligation to investigate the financial condition or affairs of the Borrowers for the benefit of the Guarantor or to advise the Guarantor of any matter relating to or arising under the Credit Agreement or any of the other Credit Documents or any fact respecting, or any change in, the financial condition or affairs of the Borrowers that might come to the knowledge of the Administrative Agent or the Lenders at any time, whether or not the Administrative Agent or the Lenders know or believe or have reason to know or believe that any such fact or change is unknown to the Guarantor or might (or does) materially increase the risk of the Guarantor as guarantor or might (or would) affect the willingness of the Guarantor to continue as guarantor with respect to the Guarantee Obligations.

(c)       [reserved].

(d)       The representations and warranties of the Guarantors set forth in this Section 11 shall survive the execution and delivery of this Guarantee and shall inure to the benefit of the Persons for whose benefit they were made for so long as this Guarantee is in effect.  Upon discovery by any party hereto of a breach of any such representations and warranties, the party discovering such breach shall give prompt written notice thereof to each other party.

(e)       Subject to the limitations set forth in Section 2, each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each Loan under the Credit Agreement, on and as of such date of the Transaction, as though made hereunder on and as of such date.

12.          Covenants.

(a)           Financial Statements.  (i) If (x) one of the events described in Section 2(b) or Section 2(c) of this Guarantee occurs or (y) the Parent is no longer a public company subject to public financial disclosure requirements under United States federal securities laws, then: as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each Guarantor, each Guarantor shall deliver to the Administrative Agent and each Lender the unaudited consolidated balance sheets of such Guarantor and its Consolidated Subsidiaries (and, to the extent available, for each Borrower) as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for such Guarantor and its Consolidated Subsidiaries (and, to the extent available, for each Borrower) for such period and the portion of the fiscal year through the end of such period, accompanied by a schedule of all contingent funding obligations and hedging positions of Parent and its Consolidated Subsidiaries (and, to the extent available, for each Borrower) and a certificate of a Responsible Officer, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Parent and its Consolidated Subsidiaries (and, to the extent applicable, for each Borrower) in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments); provided, that the Administrative Agent and any Lender may disclose such financial statements, if required, to its regulators, or as otherwise required by law.

(ii)           As soon as available and in any event within ninety (90) days after the end of each fiscal year of each Guarantor, each Guarantor shall deliver to the Administrative Agent and each Lender the audited consolidated balance sheets of such Guarantor and its Consolidated Subsidiaries (and, to the extent available, for each Borrower) as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such Guarantor and its Consolidated Subsidiaries (and, to the extent available, for each Borrower) for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of each Guarantor and its Consolidated Subsidiaries (and, to the extent applicable, for each Borrower) as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default.

(iii)          Each Guarantor covenants and agrees that such Guarantor will not change its legal name or primary place of business without having provided to the Administrative Agent thirty (30) day’s prior written notice of any such change.

(iv)          Each Guarantor covenants and agrees that it shall deliver to the Administrative Agent and each Lender, within forty-five (45) days of after the end of each fiscal quarter, a statement of compliance accompanied by a certificate of a responsible officer, in the form attached hereto as Exhibit A, (A) stating that each of the representations, warranties and covenants contained herein have been complied with and (B) attaching a current copy of such Guarantor’s organizational chart (depicting and delineating all of such Guarantor’s Consolidated and non-Consolidated Subsidiaries).

(b)           Limitation on Distributions.  Parent shall not declare or make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Parent, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Parent, except, so long as no Default or Event of Default shall have occurred and be continuing, Parent may make such payments (X) solely to the extent necessary to preserve its status as a REIT, or (Y) by way of redemption or repurchase, in connection with the internalization of management, of equity interests issued by GKK Capital, so long as the total amount so paid to SLG or any of its Affiliates in connection with such internalization does not exceed the $3,000,000, whether in cash or property, that is permitted to be paid under Section 13 of the Second Amendment, and so long as such internalization otherwise complies with the requirements of Section 13 of the Second Amendment.

(c)           [reserved].

(d)           [reserved].

(e)           [reserved].

(f)            [reserved].

(g)           [reserved].

(h)           [reserved].

(i)            [reserved].

(j)            [reserved].

(k)           [reserved].

(l)            Buy Back of Capital Stock.  No Guarantor shall be permitted to buy back any of its Capital Stock while this Guarantee remains in effect unless no Default or Event of Default exists under the Credit Agreement.

(m)          REIT Status.  Parent shall at all times continue to be (i) qualified as a real estate investment trust as defined in Section 856 of the Code, (ii) entitled to a dividends paid deduction under Section 857 of the code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its FORM 1120-REIT filed with the United States Internal Revenue Service for such year.

(n)           [reserved].

(o)           Interest Rate Protection Agreements.  Each Guarantor which is from time to time party to any Interest Rate Protection Agreement related to any Collateral shall make, or cause to be made, all payments from time to time due and payable by such Guarantor under such Interest Rate Protection Agreement directly into the Collection Account as contemplated under Section 2.10 of the Credit Agreement.

(p)           [reserved].

(q)           Limitation on Conveyances.  No Guarantor shall sell, assign, transfer or otherwise convey, in a single transaction or in a series of transactions, any material asset or portion of a material asset which would (A) result in a Material Adverse Effect or (B) violate the Credit Documents, it being understood that payment obligations of the Guarantors under the Credit Documents are subject to the limitations set forth in Section 2.

(r)            Borrowers’ Performance under the Credit Documents.  Each Guarantor shall cause the Borrowers to comply with each and every agreement, obligation, duty and covenant under the Credit Documents and, to the extent the Borrowers do not fulfill their agreements, obligations, duties and covenants under the Credit Documents, the Guarantor shall fulfill the same, subject to the limitations set forth in Section 2 as regards the Guarantors’ payment obligations.

(s)           Guarantors’ Performance under the Credit Documents.  Each Guarantor shall perform each and every agreement, obligation, duty and covenant that it has agreed to perform under any Credit Documents, subject to the limitations set forth in Section 2 as regards the Guarantors’ payment obligations.

(t)            Maintenance of Security Interest.  Each Guarantor shall take all actions reasonably required by the Administrative Agent to maintain the Administrative Agent’s first priority perfected security interest in the Collateral, the Pledged Collateral and any collateral, security or Property for the Guarantee and/or the Guarantee Obligations.

(u)           The covenants of each Guarantor set forth in this Section 12 shall survive the execution and delivery of this Guarantee and shall inure to the benefit of the Persons for whose benefit they were made for so long as this Guarantee is in effect.  Upon discovery by any party hereto of a breach of any such covenants, the party discovering such breach shall give prompt written notice thereof to each other party.

(v)           The Guarantors and the Administrative Agent hereby expressly agree that the deletions of the financial covenants in Sections 12(c) through (k) from the Existing Guarantee, as effected by the replacement thereof with “[reserved]” above, shall be effective as of March 31, 2009.

13.          Additional Liability of Guarantors.

If any Guarantor is or becomes liable for any Indebtedness owing by the Borrowers to the Administrative Agent or the Lenders by endorsement or otherwise than under this Guarantee, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guarantee had not existed and such Guarantor’s liability hereunder shall not be in any manner impaired or reduced thereby, it being understood that each Guarantor’s liability hereunder is subject to the limitations set forth in Section 2.

14.          Cumulative Rights.

All rights of the Administrative Agent and the Lenders hereunder or otherwise arising under the Credit Documents or any documents executed in connection with or as security for the Guarantee Obligations or under Requirements of Law are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting, limiting or impairing any other right of the Administrative Agent and the Lenders and without limiting, affecting or impairing the liability of the Guarantors.

15.          Assignments.

(a)           Assignments by the Administrative Agent or the Lenders.  This Guarantee is intended for and shall inure to the benefit of the Administrative Agent, the Lenders and each and every

Person who shall from time to time be or become the owner or holder of any of the Guarantee Obligations, and each and every reference herein to the Administrative Agent and the Lenders shall include and refer to each and every successor, assignee, pledgee and participant of the Administrative Agent and the Lenders and the successors, assignees and participants of the foregoing at any time holding or owning any part of or interest in any part of the Guarantee Obligations.  This Guarantee shall be transferable and negotiable by the Administrative Agent and the Lenders with the same force and effect, and to the same extent, that the Guarantee Obligations are transferable and negotiable, it being understood and stipulated that, upon assignment or any such transfer by the Administrative Agent or the Lenders of any of the Guarantee Obligations, the legal holder or owner of said Guarantee Obligations (or a part thereof or interest therein thus transferred or assigned) shall (except as otherwise stipulated by the Administrative Agent or the Lenders in its assignment) have and may exercise all of the rights granted to the Administrative Agent and the Lenders under this Guarantee to the extent of that part of or interest in the Guarantee Obligations thus assigned or so transferred to said Person.  Each Guarantor expressly waives notice of any such transfer or assignment of the Guarantee Obligations, or any part thereof, or of the rights of the Administrative Agent and the Lenders hereunder.  Each Guarantor acknowledges and agrees that any action taken hereunder shall not release or discharge this Guarantee or any obligations of such Guarantor hereunder.

(b)           Assignments by Guarantor.  This Guarantee may not be assigned, and the Guarantor’s agreements, duties, obligations and covenants hereunder may not be delegated, in whole or in part by any Guarantor.  All agreements, duties, obligations and covenants of the Guarantor hereunder shall bind and shall be enforceable against the Guarantor’s successors and assigns.

16.          Application of Payments.

The Administrative Agent and the Lenders may apply any payments received by them from any source against such portion of the Guarantee Obligations and in such priority and fashion as they may deem appropriate in their sole and absolute discretion.

17.          Counterclaims; Setoff.

Each Guarantor waives all rights to interpose any claims, deduction or counterclaims of any kind, nature or description in any action or proceeding instituted by the Administrative Agent or the Lenders with respect to this Guarantee, the Guarantee Obligations, the Collateral, the Pledged Collateral, the collateral, security or Property for the Guarantee or the Guarantee Obligations or any matter arising from or relating to any of the foregoing, except compulsory counterclaims.  Each Guarantor hereby waives any right of setoff it may have or to which it may be entitled under this Guarantee, the Credit Documents or Requirements of Law from time to time against the Administrative Agent or the Lenders or their assets or Property.  Notwithstanding anything to the contrary contained in this Guarantee, until the Guarantee Obligations have been indefeasibly paid in full, each Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating such Guarantor to the rights of the Administrative Agent or the Lenders), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Borrowers, the Pledgors, any other Credit Party or any other Person liable for payment of any or all of the Guarantee Obligations for any payment made by such Guarantor under or in connection with this Guarantee or otherwise.

18.          Bankruptcy Code Waiver.

In the event that a Borrower becomes a debtor in any proceeding under the Bankruptcy Code, no Guarantor shall be deemed to be a “creditor” (as defined in Section 101 of the Bankruptcy

Code) of such Borrower, by reason of the existence of this Guarantee, and in connection herewith, each Guarantor hereby waives any such right as a “creditor” under the Bankruptcy Code.  This waiver is given to induce the Administrative Agent and the Lenders to enter into the transactions contemplated by the Credit Documents.  After the Guarantee Obligations are paid in full and there shall be no obligations or liabilities under this Guarantee outstanding, this waiver shall be deemed to be terminated.

19.          The Borrowers’ and Pledgor’s Actions.

No encumbrance, assignment, leasing, subletting, sale or other transfer by a Borrower or a Pledgor of any of the Borrowers’ or the Pledgors’ assets or Property shall operate to extinguish or diminish the liability of any Guarantor under this Guarantee.

20.          Subordination.

(a)           As used in this Guarantee, the term “Guarantor Claims” shall mean all debts, liabilities and other Indebtedness of the Borrowers, the Pledgors, any Guarantor, any other Credit Party or any other Person obligated to the Administrative Agent, the Lenders or any other Person specified under any Credit Document to a Guarantor, whether such debts, liabilities and other Indebtedness now exist or are hereafter incurred or arise, or whether the obligations of such Borrower, Pledgor, Guarantor, other Credit Party or such other Person thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts, liabilities or other Indebtedness be evidenced by note, contract, open account or otherwise, and irrespective of the Person or Persons in whose favor such debts, liabilities or other Indebtedness may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by a Guarantor.  The Guarantor Claims shall include, without limitation, all rights and claims of a Guarantor against the Borrowers, the Pledgors, any other Guarantor, other Credit Parties or other Persons (arising as a result of subrogation or otherwise) as a result of a Guarantor’s payment of all or a portion of the Guarantee Obligations.  All Guarantor Claims are and shall be subordinate to the Guarantee Obligations.

(b)           In the event of any Insolvency Proceedings involving any Guarantor as debtor, the Administrative Agent and the Lenders shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and any payments which would otherwise be payable upon Guarantor Claims to the extent of any sums owed by the Guarantors hereunder.  Each Guarantor hereby assigns such dividends and payments to the Administrative Agent as agent for the Lenders.  Should the Administrative Agent as agent for the Lenders receive, for application upon the Guarantee Obligations, any such dividend or payment which is otherwise payable to a Guarantor, and which, as between the Borrowers, the Pledgors, any other Guarantor or any other Person described in clause (a) above on the one hand and the applicable Guarantor on the other, shall constitute a credit upon the Guarantor Claims, then upon payment to the Administrative Agent as agent for the Lenders in full of the Guarantee Obligations, such Guarantor shall become subrogated to the rights of the Administrative Agent and the Lenders to the extent that such payments to the Administrative Agent as agent for the Lenders on the Guarantor Claims have contributed toward the liquidation of the Guarantee Obligations, and such subrogation shall be with respect to that proportion of the Guarantee Obligations which would have been unpaid if the Administrative Agent as agent for the Lenders had not received dividends or payments upon the Guarantor Claims.

(c)           In the event that, notwithstanding anything to the contrary in this Guarantee, any Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guarantee, such Guarantor agrees to hold in trust for the Administrative Agent as agent for the Lenders an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to the Administrative Agent as agent for the Lenders, and the Guarantor covenants promptly to pay the same to the Administrative Agent as agent for the Lenders.

(d)           Each Guarantor agrees that any claims, charges or Liens against the Borrowers, the Pledgors, any other Guarantor, other Credit Parties or any other Persons described under clause (a) above and/or such Borrower’s, such Pledgor’s, any other Guarantor’s, any other Credit Party’s or such other Person’s assets and Property with respect to the Guarantor Claims shall be and remain inferior and subordinate to any claims, charges or Liens of the Administrative Agent or the Lenders against the Borrowers, the Pledgors, any Guarantor, any other Credit Party or any such other Person and/or such Borrower’s, such Pledgor’s, any Guarantor’s, any such other Credit Party’s or such other Person’s assets and Property, regardless of whether such claims, charges or Liens in favor of such Guarantor, the Administrative Agent or the Lenders presently exist or are hereafter created or attach.  Without the prior written consent of the Administrative Agent and the Lenders, no Guarantor shall (i) exercise or enforce any creditor’s right it may have against the Borrowers, the Pledgors, any other Guarantor, any other Credit Party or any other Person described under clause (a) above, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any Insolvency Proceeding) to enforce any claims, charges, Liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances against the Borrowers, the Pledgors, any other Guarantor, any other Credit Party or such other Person or the assets or Property of the Borrowers, the Pledgors, any other Guarantor, any other Credit Party or such other Person held by the applicable Guarantor.

21.          Commercial Transaction.

To induce the Administrative Agent and the Lenders to enter into this Guarantee and the Transactions evidenced by and secured by the Credit Documents, each Guarantor agrees that said Transactions are commercial and not consumer transactions.

22.          Books and Records.

If (x) one of the events described in Section 2(b) or Section 2(c) of this Guarantee occurs or (y) the Parent is no longer a public company subject to public financial disclosure requirements under United States securities laws, then, in addition to any additional rights under the Credit Agreement and the other Credit Documents, the Administrative Agent and the Lenders shall have the right at the applicable Guarantor’s cost, and each Guarantor shall permit and shall cooperate with the Administrative Agent and the Lenders in arranging for, at any reasonable time from time to time, the Administrative Agent, the Lenders and/or their representatives, to review and audit all books, records and financial statements (including all supporting data and other records) of such Guarantor, and each Guarantor shall make all such books of account and records available for such examination, at the office where the same are regularly maintained.  The Administrative Agent and the Lenders shall have a right to copy, duplicate and make abstracts from such books and records as the Administrative Agent and/or the Lenders may require.

23.          Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and shall be governed by Section 10.2 of the Credit Agreement.  The failure of the Administrative Agent or the Lenders to give any notice required hereunder (if any) shall not affect the liability or obligations of the Guarantors hereunder.  Unless otherwise expressly provided in this Guarantee, reference to any notice, request, approval, consent or determination provided for, permitted or required under the terms of this

Guarantee with respect to the Borrowers, the Guarantors, the Administrative Agent or the Lenders means, in order for such notice, request, approval, consent or determination to be effective hereunder, such notice, request, approval or consent must be in writing.

24.          No Waiver.

The Administrative Agent shall not by any act (except by a written instrument pursuant to Section 25 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion.

25.          Amendments and Waivers.

No amendment, waiver or other modification of any provision of this Guarantee shall be effective unless amended in accordance with the requirements of Section 10.1 of the Credit Agreement.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

26.          Severability; Integration.

Each provision of this Guarantee shall be valid, binding and enforceable to the fullest extent permitted by Requirements of Law.  In case any provision in or obligation under this Guarantee shall be invalid, illegal or unenforceable in any jurisdiction (either in its entirety or as applied to any Person, fact, circumstance, action or inaction), the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction or as applied to any other Person, fact, circumstance, action or inaction, shall not in any way be affected or impaired thereby.  This Guarantee contains the final and complete integration of all prior expressions by each Guarantor hereto with respect to the subject matter hereof and shall constitute the entire agreement of each Guarantor hereto with respect to the subject matter hereof, superseding all prior oral or written understandings and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

27.          Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.  The schedules, exhibits and annexes (if any) attached hereto and referred to herein shall constitute a part of this Guarantee and are incorporated into this Guarantee for all purposes.

28.          Governing Law.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

29.          Waivers.

(a)           EACH GUARANTOR KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY OF THEIR AFFILIATES OR AGENTS.

(b)           TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH GUARANTOR KNOWINGLY, VOLUNTARILY AND INTENTIONALLY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS GUARANTEE, THE CREDIT DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DEALINGS, COURSE OF DEALINGS, COURSE OF CONDUCT AMONG THEM OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF ANY PARTY, AND NONE OF THE GUARANTORS WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c)           ANY LEGAL ACTION OR PROCEEDING AGAINST ANY GUARANTOR HERETO WITH RESPECT TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTEE, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST A PARTY IN ANY OTHER JURISDICTION.

(d)           EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (c) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e)           EACH GUARANTOR AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE GUARANTOR AT THE GUARANTOR’S ADDRESS SET FORTH UNDER THE GUARANTOR’S SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT AND LENDERS SHALL HAVE BEEN NOTIFIED.

(f)            EACH GUARANTOR AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(g)           EXCEPT AS PROHIBITED BY LAW, EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL–ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

(h)           EACH GUARANTOR HERETO ACKNOWLEDGES THAT THE WAIVERS SET FORTH IN THIS SECTION 29 CONSTITUTE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE ADMINISTRATIVE AGENT, THE LENDERS AND EACH PARTY HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO OR ACCEPTING THE BENEFITS OF THIS GUARANTEE, AND THAT EACH WILL CONTINUE TO RELY ON THESE WAIVERS IN THEIR RELATED FUTURE DEALINGS.  EACH GUARANTOR HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(i)            THE WAIVERS SET FORTH IN THIS SECTION 29 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTEE OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO ANY TRANSACTION ENTERED INTO HEREUNDER OR THEREUNDER.  IN THE EVENT OF LITIGATION, THIS GUARANTEE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

30.          Taxes.

The provisions of Section 2.14 of the Credit Agreement shall be equally applicable to each Guarantor and any payments made under this Guarantee, it being understood that, solely with respect to the Guarantors, the payment obligations set forth under this Guarantee are subject to the limitations set forth in Section 2.

31.          Recitals.

The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guarantee and shall be considered prima facie evidence of the facts and documents referred to therein.

32.          Counterparts.

This Guarantee may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

33.          Discretion.

Reference herein or in any Credit Document to the Administrative Agent’s or the Lenders’ discretion shall mean, unless otherwise stated herein or therein, the Administrative Agent’s or the Lenders’ sole and absolute discretion, and the exercise of such discretion shall be final and conclusive.  In addition, whenever (a) either the Administrative Agent or the Lenders has a decision or right of determination or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove or (b) any arrangement or term is to be satisfactory or acceptable to or approved by (or any similar language or terms) the Administrative Agent or the Lenders, as applicable, the decision of the Administrative Agent or the Lenders, as applicable, with respect thereto shall be in the sole and absolute discretion of the Administrative Agent or the Lenders, as applicable, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.

34.          Recourse Against Certain Parties.

No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent or the Lenders as contained in this Guarantee, the Credit Documents or any other agreement, instrument or document entered into by the Administrative Agent, the Lenders, or any such party pursuant hereto or thereto or in connection herewith or therewith shall be had against any administrator of the Administrative Agent, the Lenders or any incorporator, Affiliate (direct or indirect), owner, member, partner, stockholder, officer, director, employee, agent or attorney of the Administrative Agent, the Lenders or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent and the Lenders contained in this Guarantee, the Credit Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or thereto or in connection herewith or therewith are, in each case, solely the corporate obligations of the Administrative Agent and the Lenders and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Administrative Agent, the Lenders or any incorporator, owner, member, partner, stockholder, Affiliate (direct or indirect), officer, director, employee, agent or attorney of the Administrative Agent, the Lenders or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of the Administrative Agent or the Lenders contained in this Guarantee, the Credit Documents or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of the Administrative Agent or the Lenders and each incorporator, owner, member, partner, stockholder, affiliate, officer, director, employee, agent or attorney of the Administrative Agent or the Lenders, or of any such administrator, or any of them, for breaches by the Administrative Agent or the Lenders of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Guarantee.  The provisions of this Section 34 shall survive the termination of this Guarantee.

35.          Set–offs.

In addition to any rights and remedies of the Administrative Agent and the Lenders provided by this Guarantee, the Credit Documents and by Requirements of Law, the Administrative Agent and the Lenders shall have the right, without prior notice to the Borrowers, the Guarantors, the Pledgors or any other Credit Party, any such notice being expressly waived by the Guarantors to the extent permitted by Requirements of Law, and regardless of the existence of any other collateral, upon any amount becoming due and payable by the Guarantors to the Administrative Agent and the Lenders hereunder, under the Credit Documents or otherwise (whether at the stated maturity, by acceleration or otherwise)  (it is understood, however, that the limitations on the amounts payable by the Guarantors are subject to the limitations set forth in Section 2) to set–off and appropriate and apply against such amount any and all monies and other Property and assets of the Guarantors, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any and all other credits, Indebtedness, claims, securities, collateral, Property, assets or proceeds of any of the foregoing in, as applicable, any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and in each case at any time held or owing by the Administrative Agent, the Lenders, any of their Affiliates, any Person under the control of the Administrative Agent, the Lenders and any successor or assign of the foregoing to or for the credit or the account of the Guarantors, whether for safekeeping, custody, pledge, transmission, collection or otherwise but excluding, in each case, the Additional Cash Collateral except as provided in Section 2 and to the extent of the L/C Obligations arising with respect to the Mortgage Obligation LCs and other cash collateral held for L/C Obligations pursuant to Section 5.30 of the Credit Agreement.  The Administrative Agent agrees promptly to notify the Guarantors after any such set–off and application made by the Administrative Agent or the Lenders, provided that the failure to give such notice shall not affect the validity of such set–off and application.  ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT AND THE LENDERS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE AMOUNTS OWING TO THE ADMINISTRATIVE AGENT AND THE LENDERS BY THE BORROWERS, THE GUARANTORS, THE PLEDGORS OR ANY OTHER CREDIT PARTY UNDER THE CREDIT DOCUMENTS, PRIOR TO EXERCISING ITS RIGHT OF SET—OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OR ASSETS OF THE GUARANTORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY EACH GUARANTOR.

36.          Acknowledgments.

Each Guarantor hereby acknowledges that:

(a)           the Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;

(b)           neither the Administrative Agent nor any Lender has any fiduciary relationship to the Guarantor, and the relationship between the Administrative Agent and the Lenders and the Guarantor is solely that of surety and creditor; and

(c)           no joint venture exists between or among any of the Administrative Agent, the Lenders, the Guarantors and the Borrowers.

37.          Joint and Several Obligations.

(a)           At all times during which there is more than one (1) Guarantor under this Agreement, subject to the  limitations set forth in Section 2, the liability of each Guarantor shall be joint and several and the joint and several obligations of each Guarantor under this Guarantee and the other Credit Documents (a) (i) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all the Guarantee Obligations shall have been satisfied and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by the Administrative Agent or the Lenders, and (ii) until such payment has been made and such obligations satisfied, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Borrowers, the Guarantors, the Pledgors or any other Credit Party, (A) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations or agreements of any Borrower, Guarantor, Pledgor or any other Credit Party under the Credit Agreement or any Credit Document, (B) the failure to give notice to the Borrowers, the Guarantors, the Pledgors or any other Credit Party of the occurrence of an Event of Default under any of the Credit Documents, (C) the release, substitution or exchange by the Administrative Agent or the Lenders of any or all of the Collateral, Pledged Collateral or any collateral, Property or security for the Guarantee or the Guarantee Obligations (in each case, whether with or without consideration) or the acceptance by the Administrative Agent or the Lenders of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (D) the release of any Person primarily or secondarily liable for all or any part of the Obligations or the Guarantee Obligations, whether by the Administrative Agent, the Lenders or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of the Borrowers, the Guarantors, the Pledgors, any other Credit Party or any other Person who, or any of whose Property or assets, shall at the time in question be obligated in respect of the Obligations or the Guarantee Obligations or any part thereof, or (E) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 37, result in the release or discharge of any or all of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Credit Agreement or the Credit Documents; (b) each Guarantor expressly agrees that the Administrative Agent and the Lenders shall not be required first to initiate any suit or to exhaust its remedies against the Borrowers, the Guarantors, the Pledgors, any other Credit Party or any other Person to become liable, or against any of the Collateral, the Pledged Collateral or any collateral, security or Property for this Guarantee or the Guarantee Obligations, in order to enforce this Guarantee or the Credit Documents and each Guarantor expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Guarantor shall be and remain directly and primarily liable for all sums due under this Guarantee or any of the Credit Documents; and, (c) on disposition by the Administrative Agent or the Lenders of any Property encumbered by any Collateral, the Pledged Collateral or any collateral, Property or security for this Guarantee or the Guarantee Obligations, each Guarantor shall be and shall remain jointly and severally liable for any deficiency.

(b)           Each Guarantor hereby agrees that, to the extent another Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment; provided, however, that the provisions of this Subsection 37(b) shall in no respect limit the obligations and liabilities of each Guarantor to the Administrative Agent and the Lenders, and, notwithstanding any payment or payments made by a Guarantor (the “paying Guarantor”) hereunder or any set-off or application of funds of the paying Guarantor by the Administrative Agent or the Lenders, the paying Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent and the Lenders against any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or the Lenders, nor shall the paying Guarantor seek or be entitled to seek any contribution or reimbursement from the other Guarantors in respect of payments made by the paying Guarantor hereunder, until all amounts owing to the Administrative Agent or the Lenders by the Guarantors under this Guarantee and the other Credit Documents are paid in full.  If any amount shall be paid to the paying Guarantor on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the paying Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the paying Guarantor, and shall, forthwith upon receipt by the paying Guarantor, be turned over to the Administrative Agent as agent for the Lenders, in the exact form received by the paying Guarantor (duly indorsed by the paying Guarantor to the Administrative Agent as agent for the Lenders, if required), to be applied against amounts owing to the Administrative Agent and the Lenders by the Guarantors under this Guarantee and the other Credit Documents, whether matured or unmatured, in such order as the Administrative Agent and the Lenders may determine in their discretion.

38.          Third Party Beneficiary.

The Lenders shall be third–party beneficiaries of each of the terms and provisions of this Guarantee.  All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed as of the date first written above.

GRAMERCY CAPITAL CORP., a Maryland corporation, as a Guarantor

By:	/s/ Robert R. Foley
Name:	Robert R. Foley
Title:	Chief Operating Officer

Address for Notices:

420 Lexington Avenue
New York, New York 10170
Telephone:	(212) 297-1002
Telecopy:	(212) 297-1090
Attention:	Bob Foley

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed as of the date first written above.

GKK CAPITAL LP, a Delaware limited partnership, as a Guarantor

By:	GRAMERCY CAPITAL CORP., a Maryland corporation, its general partner

	By:	/s/ Robert R. Foley
	Name:	Robert R. Foley
	Title:	Chief Operating Officer

Address for Notices:

420 Lexington Avenue
New York, New York 10170
Telephone:		(212) 297-1002
Telecopy:		(212) 297-1090
Attention:		Bob Foley

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed as of the date first written above.

GRAMERCY INVESTMENT TRUST, a Maryland real estate investment trust, as a Guarantor

By:	/s/ Robert R. Foley
Name:	Robert R. Foley
Title:	Chief Operating Officer

Address for Notices:

420 Lexington Avenue
New York, New York 10170
Telephone:	(212) 297-1002
Telecopy:	(212) 297-1090
Attention:	Bob Foley

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed as of the date first written above.

GKK TRADING CORP., a Delaware corporation, as a Guarantor

By:	GRAMERCY CAPITAL CORP., a Maryland corporation, its general partner

	By:	/s/ Robert R. Foley
	Name:	Robert R. Foley
	Title:	Chief Operating Officer

Address for Notices:

420 Lexington Avenue
New York, New York 10170
Telephone:		(212) 297-1002
Telecopy:		(212) 297-1090
Attention:		Bob Foley